UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

===============================================================================

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          LIFESTREAM TECHNOLOGIES, INC.

===============================================================================

        (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 NEVADA                               82-0487965
      (STATE OR OTHER JURISDICTION                 (I.R.S. EMPLOYER
    OF INCORPORATION OR ORGANIZATION)           IDENTIFICATION NUMBER)

                         510 Clearwater Loop, Suite 101
                             Post Falls, Idaho 83854
                                 (208) 457-9409
                              Address, including zip code, and telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)

===============================================================================

                                Christopher Maus
                      President and Chief Executive Officer
                         510 Clearwater Loop, Suite 101
                             Post Falls, Idaho 83854
                                 (208) 457-9409

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

===============================================================================

                                 with copies to:

                      Brett Sweezy, Chief Financial Officer
                         510 Clearwater Loop, Suite 101
                             Post Falls, Idaho 83854
                                 (208) 457-9409

                                Robert J. Diercks
                            Foster Pepper & Shefelman
                          1111 Third Avenue, Suite 3400
                             Seattle, WA 98101-3299
                                 (206) 447-8924

===============================================================================

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

 Title of Securities to be                                      Proposed Maximum Aggregate            Amount of
        Registered               Amount to be Registered              Offering Price              Registration Fee
----------------------------------------------------------------------------------------------------------------------

  Common Stock $.001 par           3,065,000 shares (1)               $2,947,500 (2)                   $271.17
           value


(1) This number includes: (i) 3,000,000 shares of Common Stock; and (ii) 65,000 shares issuable upon an exercise of warrants holding piggyback registration rights.

(2) Estimated solely for the purposes of determining the registration fee. In accordance with Rule 457(c) and (g) under the Securities Act of 1933, the above calculation is based upon: (a) the average of the high and low prices ($0.95) as reported by the American Stock Exchange on June 14, 2002 for the 3,000,000 shares of Common Stock; (b) the $1.50 exercise price for the 65,000 shares issuable upon an exercise of the warrants.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                   SUBJECT TO COMPLETION, DATED June 17, 2002

The information in this prospectus is not complete and is subject to amendment. These securities may not be sold until the registration statement filed with the United States Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS

                                3,065,000 SHARES

                          LIFESTREAM TECHNOLOGIES, INC.

                          COMMON STOCK $.001 par value

This prospectus relates to the potential sale of up to 3,065,000 shares of our common stock (the "Shares") by certain Selling Shareholders of ours (the "Selling Shareholders") for their respective accounts and the possible exercise of the Common Stock Warrants having registration rights ("Warrants"). We will not receive any of the proceeds from sales of shares by the Selling Shareholders.

The Selling Shareholders may sell these shares from time to time in the over-the-counter market, on the American Stock Exchange, or otherwise, at prevailing market prices or at privately negotiated prices.

Our common stock is traded on the American Stock Exchange ("AMEX") under the symbol "KFL", an acronym for our corporate slogan "Know It For Life". The last reported sale price of our common stock on the AMEX, on June 14, 2002, was $0.89 per share.

THE SHARES OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. FOR A DISCUSSION OF CERTAIN OF THE FACTORS YOU SHOULD CONSIDER, SEE "RISK FACTORS" BEGINNING ON PAGE 6.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus or to which we have referred you. However, the information in this prospectus is not complete, and may be changed. No dealer, salesman or other person has been authorized to give you any information or to make any representations other than those contained in this prospectus. You must not rely on any information or representations not contained in this prospectus, if given or made, as having been authorized by us. The delivery of this prospectus shall not under any circumstances, create any implication that there has been no change in our affairs or that the information contained in this prospectus is correct as of any time subsequent to the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly. This document may be used only where it is legal to sell these securities.

                  The date of this prospectus is June ___, 2002.

                                TABLE OF CONTENTS
-------------------------------------------------------------------------------

FORWARD LOOKING STATEMENTS                                                    6
-------------------------------------------------------------------------------

SUMMARY                                                                       7

-------------------------------------------------------------------------------

RISK FACTORS                                                                  9

-------------------------------------------------------------------------------

USE OF PROCEEDS                                                              15

-------------------------------------------------------------------------------

DIVIDEND POLICY                                                              15

-------------------------------------------------------------------------------

SELLING SHAREHOLDERS                                                         15

-------------------------------------------------------------------------------
PLAN OF DISTRIBUTION                                                         19

-------------------------------------------------------------------------------
LEGAL MATTERS                                                                20

-------------------------------------------------------------------------------

EXPERTS                                                                      20

-------------------------------------------------------------------------------

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES                 20
ACT LIABILITIES
-------------------------------------------------------------------------------

WHERE YOU CAN FIND MORE INFORMATION                                          21

-------------------------------------------------------------------------------

                           FORWARD LOOKING STATEMENTS

This Prospectus, including the information incorporated by reference herein, includes certain forward-looking statements that involve predictions based upon our current beliefs. Statements that include words such as "anticipates," "expects," "believes," "estimates," or other future-oriented statements, are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ from anticipated results. These forward-looking statements are based on our current expectations and our actual performance, results and achievements could differ materially from those expressed in, or implied by, these forward-looking statements. There are many factors, within and beyond our control, that could cause or contribute to such differences including, among others, the following: those associated with developing and marketing medical diagnostic devices, including technological advancements and innovations; identifying, recruiting and retaining highly qualified personnel; consumer receptivity and preferences; availability, affordability and coverage terms of private and public medical insurance; political and regulatory environments and general economic and business conditions; competition; success of capital-raising, operating, marketing and growth initiatives; development and operating costs; advertising and promotional efforts; brand awareness; the existence of adverse publicity; changes in business strategies or development plans; quality and experience of management; availability, terms and deployment of capital; business abilities and judgment of personnel; labor and employee benefit costs. In particular, you should consider the list of some risks associated with an investment in us that are discussed under "Risk Factors."

                                     SUMMARY

Because this is only a summary, it does not contain all the information that may be important to you. You should read the entire prospectus and the appropriate documents incorporated herein by reference and referred to under "Where you can find more information". You should also carefully consider the information under the heading "Risk Factors."



OUR  BUSINESS: We are a  healthcare  information  technology  company  primarily focused on developing, manufacturing and marketing proprietary smart card-enabled medical diagnostic devices to aid in the prevention, detection, monitoring and control of certain widespread chronic diseases. Our current diagnostic product line principally consists of two easy-to-use, hand-held, smart card-enabled cholesterol monitors, one specifically designed for adult personal-use by at-risk cholesterol patients and health conscious consumers ("our over-the-counter, personal-use cholesterol monitor") and one specifically designed for point-of-care facility-use by various medical professionals ("our professional point-of-care cholesterol monitor"). We recently debuted to the professional pediatric marketplace, a slightly modified version of our existing professional point-of-care cholesterol monitor that has been uniquely programmed for measuring total cholesterol in the blood of children and adolescents ("our professional pediatric-care cholesterol monitor").

               All of our cholesterol monitors share certain core technological capabilities, primarily being the ability to measure total cholesterol with proven clinical accuracy within three minutes, the ability for each individual user to securely store via encryption up to 200 chronologically dated test results onto one of our Data Concern Personal Health Smart Cards ("our personal health smart card") for subsequent retrieval and trend analysis, and the ability to readily compute an average total cholesterol level using the six most recent test results. Each of our cholesterol monitors operates on the power of a single nine-volt battery and is compact, lightweight and portable, thereby allowing it to be easily and discreetly carried in a briefcase, purse or medical bag. Our monitors were the first total cholesterol monitors with an integrated smart card reader to receive market clearances from the United States Food and Drug Administration ("FDA"). All of our cholesterol monitors meet the precision guidelines set forth by the National Cholesterol Education Program ("NCEP").

               To perform a total cholesterol test on any of our monitors, the operator merely sticks the finger using a reusable lance device equipped with a disposable lancet and deposits a single drop of blood onto a disposable, dry chemistry test strip that has been previously inserted into an opening at the optical head of the monitor. The test strip then initiates a chroma-graphic reaction with lipoprotein to produce a color change in direct proportion to the quantity of total cholesterol detected in the blood sample. The resulting color change is then read by the monitor's integrated photometry system and electronically converted into a quantified measurement that is displayed within three minutes on an integrated easy-to-read, liquid crystal display screen. Using a complimentary feature unique to our professional monitors, the administering medical professional can additionally input via the monitor's keypad fifteen other cardiac risk factors (e.g., gender, age, weight, tobacco use, etc.) identified by the Framingham Heart Disease Epidemiological Study ("Framingham Study") and ascertain the likely overall cardiac condition of the patient.

SPECIAL        An investment in our common stock involves  substantial risks and
CONSIDERATIONS you could lose the entire amount of your investment. In the AND RISK section of this prospectus entitled "Risk Factors," beginning on
FACTORS        page 9, we have  described  several  matters which we believe are significant and which you should consider very carefully before you decide to invest in the common stock. There are several specific factors to which we want to draw your attention:

               We have a history of substantial operating and net losses and negative cash flows from operating activities. We anticipate substantial operating and net losses, and negative cash flow from operating activities, for the fiscal year ending June 30, 2002 ("fiscal 2002"), and possibly beyond.

               Our ability to efficiently produce and sell our cholesterol monitors, and thereby achieve net profitability and positive operating cash flow, over the longer term remains highly contingent upon us continuing to meet our ongoing capital needs, which are anticipated to be significant, and obtaining broad market acceptance of our cholesterol monitors, particularly for our over-the-counter, personal-use cholesterol monitor. We as a company have had limited experience to date in marketing our cholesterol monitors. Also, despite our initial and isolated marketing successes to date, we have yet to obtain widespread acceptance of our cholesterol monitors in their respective marketplaces.

               The subsequent sale into the public market of shares of our common stock obtained upon any exercise of the Warrants could reduce the market price of our common stock. Any resulting dilution or reduction in market price could inhibit our opportunities to obtain additional public or private financing when and if needed or on terms acceptable to us.


 COMMON STOCK  All of the  3,065,000  shares  covered  by  this  prospectus  may
  OFFERED: potentially be sold by the Selling Shareholders, including 65,000 shares obtainable through the exercising of the Warrants. All of the Common Stock and Warrants were originally sold in private investment transactions during 2001 and 2002.



 USE OF        We will not receive any of the  proceeds  from sales of shares by
 PROCEEDS:     the Selling Shareholders.

COMMON STOCK:  As of June 12, 2002 we had 100,000,000  authorized common shares,
               $.001 par value, of which 24,918,803 shares were outstanding, and 15,000,000 authorized preferred shares of which none were outstanding. Our Board of Directors may determine the terms and the manner in which the preferred shares may be issued. Holders of common stock do not have cumulative voting rights.

               Our common stock is listed on the American Stock Exchange. The ticker symbol for our common shares is "KFL".


                                  RISK FACTORS

BEFORE YOU INVEST IN OUR COMMON STOCK, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS ASSOCIATED WITH SUCH AN INVESTMENT, INCLUDING THOSE DESCRIBED BELOW. WE HAVE SET FORTH BELOW CERTAIN OF THE MATERIAL RISK FACTORS NECESSARY TO MAKE AN INFORMED INVESTMENT DECISION. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS, TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS, INCLUDING INFORMATION INCORPORATED BY REFERENCE, BEFORE YOU DECIDE WHETHER TO PURCHASE SHARES OF OUR COMMON STOCK.

OUR NEGATIVE OPERATING RESULTS AND NEED FOR SUBSTANTIAL FUNDING. Despite our product development and marketing successes to date, we have continued to experience substantial operating and net losses as evidenced by our substantial accumulated deficit at March 31, 2002. Additionally, our operating activities have continued to utilize substantial amounts of cash and cash equivalents thereby necessitating ongoing procurements of equity and debt financing to sustain our operations and to fund our growth. Looking forward, we anticipate substantial operating and net losses, and negative cash flow from operating activities for fiscal 2002, and possibly beyond. Our ability to efficiently produce and sell our cholesterol monitors, and thereby achieve net profitability and positive operating cash flow, over the longer term remains highly contingent upon us continuing to meet our ongoing capital needs, which are anticipated to be significant, and obtaining broad market acceptance of our cholesterol monitors, particularly for our over-the-counter, personal-use cholesterol monitor. There can be no assurances that we will be successful in achieving such. Any failure on our part to raise necessary funding in a timely manner or to effectively execute our business plan will likely have a material adverse impact on our business, results of operations, liquidity and cash flows.

OUR DEPENDENCE ON KEY MANAGEMENT PERSONNEL. We believe that our future success remains highly dependent upon the knowledge, skills, services and vision of Christopher Maus, our Chairman of the Board of Directors, Chief Executive Officer and President. Despite our recent assembling of what we believe to be an experienced and talented management team, we believe that the loss of Mr. Maus' services would likely have a material adverse effect on our business, results of operations, liquidity and cash flows. Accordingly, we continue to maintain a key man life insurance policy on the life of Mr. Maus in the amount of $5,000,000. There can be no assurances that we would be able to sufficiently replace Mr. Maus or that the proceeds from the above life insurance policy would sufficiently compensate us for the loss of Mr. Maus. We have also become increasingly dependent upon the knowledge, skills and services of the principal members of our current management team. We believe that the retention of these individuals, as well as the recruitment and retention of similarly experienced and talented individuals as needed, will be critical to our future success. There can be no assurance that we will be successful in our retention and recruiting efforts. Any failure on our part to retain and recruit key management personnel will likely have a material adverse impact on our business, results of operations, liquidity and cash flows.

OUR LIMITED MARKETING EXPERIENCE AND UNCERTAIN MARKET ACCEPTANCE OF OUR PRODUCTS. While certain principal members of our management team have significant and relevant experience in marketing medical diagnostic and healthcare related products, we as a company have had limited experience to date in marketing our cholesterol monitors. Also, despite our initial and isolated marketing successes to date, we have yet to obtain widespread acceptance of our cholesterol monitors in their respective marketplaces. There can be no assurance that we will be successful in our marketing efforts. Any failure on our part to effectively and efficiently market our cholesterol monitors and in obtaining widespread market acceptance of our cholesterol monitors in their respective marketplaces, particularly with respect to our personal-use cholesterol monitor, will likely have a material adverse impact on our business, results of operations, liquidity and cash flows. Additionally, although our current marketing plan does not emphasize such, it should be noted that we have no significant experience as a company in marketing our cholesterol monitors outside the United States ("U.S.")

WE ARE DEPENDENT ON CERTAIN COMPONENT SOURCES. We currently rely exclusively on LRE Technology Partner GmbH, PCI, Inc. and Roche Diagnostics GmbH for supplying us with the diagnostic modules, calibration keys and dry chemistry test strips required for our cholesterol monitors. Should we fail to meet any applicable minimum purchase requirements, we may lose one or more of these component sources or incur incremental component costs. Although we believe that numerous suitable alternative sources exist for calibration keys, the availability of suitable alternative sources for diagnostic modules and dry chemistry test strips is highly uncertain. There can be no assurance that we would be successful in finding suitable alternative sources for diagnostic modules and dry chemistry test strips or in passing through any incremental component costs through to our customers. Any failure on our part to obtain suitable alternative sources for these critical components in a timely manner or to pass through any incremental costs incurred will likely have a material adverse impact on our business, results of operations, liquidity and cash flows.

OUR LIMITED PRODUCT ASSEMBLY EXPERIENCE. While certain principal members of our management team have significant and relevant experience in manufacturing or assembling medical diagnostic and healthcare related products, we as a company have had limited experience to date in assembling our cholesterol monitors in significant quantities. Additionally, we recently outsourced, after a several month trial period, the assembly of our cholesterol monitors to Servatron, a local contract manufacturer that had significant experience in assembling certain handheld radio frequency transmitting devices but no prior experience in assembling medical diagnostic devices such as our cholesterol monitors. Although our experience to date with this contract manufacturer has been favorable, there can be no assurance that this favorable experience will continue throughout the underlying one-year contract, or beyond. Any failure on their part to sufficiently assemble our cholesterol monitors in a timely and acceptable manner, or on our part to internalize or alternatively outsource the assembly of our cholesterol monitors in a timely and acceptable manner, will likely have a material adverse impact on our business, results of operations, liquidity and cash flows.

OUR DEPENDENCE ON AND PROTECTION OF OUR PATENTS, LICENSES, TRADEMARKS AND TECHNOLOGIES. Our future success remains dependent upon our ability to obtain, maintain and enforce our materially important patents, licenses and trademarks, particularly those critical to our corporate image and the various technologies employed in our products. Although we remain actively engaged in protecting all such material assets, both in the U.S. and abroad, there can be no assurance that these assets will not be challenged by third parties, invalidated or designed around, or that they will provide protection that has ongoing commercial significance. It must also be noted that any related litigation will likely be costly and time-consuming and there can be no assurance of a favorable outcome. There can also be no assurance that our actions will not inadvertently infringe upon the proprietary rights of others, thereby subjecting us to remedial or punitive sanctions, or that we would be subsequently successful in procuring licensing rights on commercially reasonable terms. Accordingly, any failure on our part to successfully protect these material assets, to avoid inadvertently infringing upon the proprietary rights of others, or to successfully obtain sought after patents, licenses or trademarks in the future, may have a material adverse impact on our business, results of operations, liquidity and cash flows.

OUR COMPETITION. We compete with firms that market inexpensive equivocal, non-instrument based, disposable cholesterol screening tests for the personal-use market as well as with firms that market more expensive quantitative, instrument based, reusable diagnostic measuring devices, such as our cholesterol monitors, for the personal and professional-use markets. Equivocal, non-instrument-based, disposable cholesterol screening tests primarily are designed and engineered to indicate to a consumer user whether a high cholesterol situation exists, and if so, to provide a crude indication of its likely magnitude. If an elevated cholesterol level is indicated, the consumer is advised to timely consult a medical doctor who, in turn, will seek a precise measurement of the individual's total cholesterol from a quantitative, instrument-based, diagnostic device. Quantitative, instrument-
based, reusable diagnostic measuring devices primarily are designed and engineered to provide clinically accurate measurements of one or more components within blood for making risk assessments related to one or more chronic diseases. These devices vary widely as to their scope, capabilities, ease-of-use and price. As our cholesterol monitors are intended by us to be directly used by individuals and primary-care physicians, they may also be viewed as indirectly competing with the traditional patronization of medical laboratories for blood analysis services. Many of our existing and potential competitors have substantially greater financial, technical and other resources and larger, more established marketing, sales, distribution and service organizations than we do. Since the scope, capabilities, ease-of-use and price of screening tests and diagnostic devices vary widely, the perceptions and preferences of consumers and medical professionals may also vary widely. As such, there can be no assurance that our cholesterol monitors, as currently configured, packaged and marketed, will be able to successfully compete in the longer term with existing or future competing products or services. Any failure by us to effectively compete will likely have a material adverse impact on our business, results of operations, liquidity and cash flows.

GOVERNMENT REGULATION. We have previously obtained all federal and state regulatory clearances and approvals we believe applicable to our current line of cholesterol monitors. However, many, if not all, of these clearances and approvals remain subject to continual review, particularly by the FDA. The subsequent claiming of jurisdiction by a federal or state regulatory agency to which we have not previously obtained regulatory clearances or approvals, or the subsequent discovery of an actual or perceived problem by us or a regulatory authority, could give rise to certain marketing restrictions or to a temporary or permanent withdrawal of one or more of our current products from the market. We also remain subject to regulatory oversight, particularly from the FDA, with respect to various other matters, including our manufacturing practices, record-keeping and reporting. For instance, the FDA requires the integration of their quality system into any facility it registers as a "medical device facility". This quality system requirement ("QSR") encompasses product development and manufacturing, customer service, incident reporting and labeling control. Our assembly facilities, as well as the assembly facilities of Servatron, a contract manufacturer to which we currently outsource the assembly of all of our cholesterol monitors, are registered with the FDA. As such, these assembly facilities, and the production processes employed within them, remain subject to the FDA's QSR and ongoing periodic audits by the FDA. While we believe that all of our current products, as well as all of our related marketing and assembly activities, including those of our agents, continue to comply in all material respects with all applicable federal and state regulations, such compliance is heavily subject to one's interpretation of the applicable regulations, which often can be difficult or ambiguous. Any failure by our agents or us to maintain material compliance with existing or future regulations will likely have a material adverse impact on our business, results of operations, liquidity and cash flows. Additionally, while we do not envision the near-term submission of any potential future products for regulatory clearances or approvals, it must be noted that the process of obtaining regulatory clearances or approvals can be costly and time-consuming, and as such, there can be no assurance that any sought after regulatory clearances or approvals will be obtained. Also, while our marketing efforts for the foreseeable future will be primarily directed towards U.S. markets, we anticipate eventually pursuing overseas markets for which we understand regulatory clearances and approvals vary widely from country to country. Any longer-term failure by us to obtain sought after domestic or foreign regulatory clearances or approvals may have a material adverse impact on our longer-term business, results of operations, liquidity and cash flows.

HEALTH CARE REFORM. The uncertainty of health care reform may have a material impact upon our business. The income and profitability of medical device companies may be affected by the efforts of government and third party payers to contain or reduce the costs of health care through various means. In the U.S., there have been, and we expect that there will continue to be, a number of federal, state and private proposals to control health care costs. These proposals may contain measures intended to control public and private spending on health care. If enacted, these proposals may result in a substantial restructuring of the health care delivery system. Significant changes in the nation's health care system could have a substantial impact over time on the manner in which we conduct our business and may have a material adverse impact on our business, results of operations, liquidity and cash flows.

PATIENT'S MEDICAL RECORDS. Federal and state laws relating to confidentiality of patient medical records could limit the use of our product capability to store and utilize medical information. The Health Insurance Portability and Accountability Act of 1996 ("HIPAA") mandates the adoption of national standards for transmission of certain types of medical information and the data elements used in such transmissions to insure the integrity and confidentiality of such information. On December 20, 2000, the U. S. Secretary of Health and Human Services promulgated regulations to protect the privacy of electronically transmitted or maintained, individually identifiable health information. We believe that our products will enable compliance with the regulations under HIPAA adopting standards for electronic healthcare transmissions. However, there can be no assurances that we will be able to comply with the regulations without altering our products and we may be required to incur additional expenses in order to comply with these requirements. Further, some state laws could restrict the ability to transfer patient information gathered from our product. Such restrictions could decrease the value of our applications to our customers, which could materially harm our business.

POTENTIAL IMPACT OF THIRD-PARTY REIMBURSERS, INCLUDING MEDICARE. By limiting the amount they are willing to reimburse for the purchase of a personal-use total cholesterol monitor or the obtaining of a total cholesterol test, third-party reimbursers, including Medicare, may adversely impact the prices and relative attractiveness of our cholesterol monitors. Although we do not believe that the reimbursement policies of third-party reimbursers have had any significant adverse impact on us to date, any future changes in their policies or reimbursement rates may adversely impact our ability to maintain our suggested retail prices or diminish the attractiveness of our total cholesterol monitors. Any failure by us to influence third-party reimbursers to embrace the benefits of our cholesterol monitors or to maintain their reimbursement rates may have a material adverse impact on our business, results of operations, liquidity and cash flows.

OUR POSSIBLE EXPOSURE TO PRODUCT LIABILITY CLAIMS. The marketing of medical diagnostic devices, such as our cholesterol monitors, inherently subjects us to the risk of product liability. Although we follow certain quality assurance policies and procedures in the procuring of components and assembling of our cholesterol monitors, and maintain product liability insurance, there can be no assurance that our policies and procedures will prevent us from being subjected to product liability claims or that the scope and amount of our in force liability insurance coverage will be sufficient to prevent a material adverse impact on our business, results of operations, liquidity and cash flows.

OUR CONTINUING RESEARCH AND DEVELOPMENT EXPENDITURES. We anticipate that we will continue to expend significant funds on our research and product development efforts. There can be no assurance that these costs will ultimately be recovered through the successful development, introduction and marketing of resulting products.

THE MEDICAL DEVICE INDUSTRY IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE. Rapid technological developments, evolving industry and government standards, and market demands, and frequent new product introductions and enhancements characterize the market for medical devices and related services. Any technological changes that would require fundamental and costly changes in our technology may adversely impact on our business, results of operations, liquidity and cash flows.

WE MAY BE PARTICULARLY AFFECTED BY GENERAL ECONOMIC CONDITIONS. Purchases of cholesterol monitors may be affected by negative trends in the general economy. The success of our operations depends to a significant extent upon a number of factors relating to healthcare and discretionary consumer spending, including economic conditions (and perceptions by consumers) affecting income (such as employment, wages and salaries, business conditions, interest rates, availability of insurance, and taxation) for the economy as a whole and in regional and local markets where we operate. Any significant deterioration in general economic conditions that adversely affects the health care or insurance industries or consumer spending may also have a material adverse impact on our business, results of operations, liquidity and cash flows.

WE MAY FACE INTERRUPTION OF PRODUCTION AND SERVICES DUE TO INCREASED SECURITY MEASURES IN RESPONSE TO TERRORISM. Our business depends on the free flow of products and services through the channels of commerce. Recently, in response to terrorists activities and threats aimed at the U.S., transportation, mail, financial and other services have been slowed or stopped altogether. Further delays or stoppages in transportation, mail, financial or other services could have a material adverse effect on our business, results of operations, liquidity and cash flows. Furthermore, we may experience an increase in operating costs, such as costs for transportation, insurance and security as a result of the activities and potential activities. We may also experience delays in receiving payments from payers that have been affected by the activities and potential activities. The U.S. economy in general is being adversely affected by the terrorist activities and potential activities and any economic downturn may adversely impact our business, results of operations, liquidity and cash flows, impair our ability to raise capital or otherwise adversely impact our ability to grow our business.

PRICE VOLATILITY IN AND LIMITED MARKET FOR OUR COMMON SHARES. Our common stock is currently listed and traded on the American Stock Exchange. Our common stock has experienced, and continues to experience, significant volatility in its market price.

Additionally, our common stock has experienced, and continues to experience, limited trading volume on any given market day. As such, it must be noted that our common stock may not be a suitable investment for many investors.

LISTING STANDARDS FOR OUR STOCK. If the Company fails to meet the AMEX's Continued Listing requirements, the AMEX could, at its sole discretion, delist our stock and this could substantially affect the liquidity of our securities and make it more difficult for our shareholders to buy or sell our securities.


                                 USE OF PROCEEDS

All of the shares of common stock covered by this prospectus may potentially be sold by the Selling Shareholders. We may receive proceeds upon the exercise of the Warrants. Any such proceeds will be utilized as working capital. However, there can be no assurance that such Warrants will be exercised. For information about the Selling Shareholders, see "Selling Shareholders."


                                 DIVIDEND POLICY

Our Board of Directors has not declared or paid any cash dividends since the Company's inception. As the Board of Directors' current policy is to retain any and all earnings to fund the Company's ongoing operations and growth, it does not anticipate declaring or paying any cash dividends for the foreseeable future.


                              SELLING SHAREHOLDERS

Up to 3,065,000 shares are potentially being offered by this prospectus, all of which are being registered for possible sale for the accounts of Selling Shareholders. As noted in the following table, the Selling Shareholders either currently hold the common stock or may obtain the common stock offered under this prospectus by exercising the Warrants into common stock at $1.50 per share. Any exercising of the Warrants into common stock will be done as private investment transactions. The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the common stock by each of the Selling Shareholders.

We have registered these potential shares of common stock to permit the Selling Shareholders as well as their pledgees, donees, transferees or other successors-in-interest that may receive shares from a Selling Shareholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus, to sell any obtained shares when they deem appropriate. We do not know how long the Selling Shareholders will hold such shares before selling them. Other than our agreement to register the shares covered by this prospectus, we currently have no agreements, arrangements, or understanding with any of the Selling Shareholders regarding their obtaining or sale of any such shares.

We will not receive any portion of the proceeds from the potential sale of shares of common stock by the Selling Shareholders, although we will have received $1.50 per share in connection with the exercise of the Warrants to the extent the Selling Shareholders are selling shares obtained by the exercise of Warrants.

No Selling Shareholder has held any office or maintained any material relationship, except as an investor, with us, or any of our predecessors or affiliates, over the past three years. We believe, based on information provided to us by the Selling Shareholders, that each Selling Shareholder has sole voting and investment power with respect to the shares beneficially owned.



                              SELLING SHAREHOLDERS


---------------------------------- ---------------------- ------------------ -------------------------------
                                     Shares
                                    Shares Beneficially        Offered
                                      Owned* Prior to          by this         Shares Beneficially Owned*
                                       Offering (1)        Prospectus (2)        After the Offering (3)
---------------------------------- ---------------------- ------------------ -------------------------------
---------------------------------- ---------------------- ------------------ ---------------- --------------
Name                                      Number               Number            Number          Percent
---------------------------------- ---------------------- ------------------ ---------------- --------------
---------------------------------- ---------------------- ------------------ ---------------- --------------

RAB Europe Fund Ltd.** (4)                       2,489,388          1,100,000        2,489,388          9.99
---------------------------------- ---------------------- ------------------ ---------------- --------------

Mike Knepper                                     195,667            100,000           95,667            ***
---------------------------------- ---------------------- ------------------ ---------------- --------------

Forest Nominees                                   50,000             50,000                -              -
FBO Oliver Fox-Pitt
---------------------------------- ---------------------- ------------------ ---------------- --------------

Triton West Group, Inc.                        1,000,000          1,000,000                -              -
---------------------------------- ---------------------- ------------------ ---------------- --------------

GGM Holdings, LLC                                949,000            650,000          299,000            1.22
---------------------------------- ---------------------- ------------------ ---------------- --------------

Guerrilla Partners LP &                          100,000            100,000                -              -
Guerrilla IRA Partners LP
---------------------------------- ---------------------- ------------------ ---------------- --------------

Servatron Inc.                                    65,000             65,000                -              -
---------------------------------- ---------------------- ------------------ ---------------- --------------

* Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated, each person possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable. In computing the number of shares beneficially owned by a person, shares of common stock subject to acquisition by exercise of the Warrants has been included, provided that pursuant to the terms of the Warrants, we shall not effect any exercise of Warrants, and no Selling Shareholder shall have the right to exercise any Warrants, to the extent such exercise would cause such Selling Shareholder, together with its affiliates, to have acquired a number of shares of our common stock during the 60-day period ending on the date of conversion or exercise which, when added to the number of shares of our common stock held at the beginning to such 60-day period, would exceed 9.99% of the number of shares of our common stock then outstanding, excluding for the purpose of such determination shares of our common stock issuable upon exercise of the Warrants which have not been exercised. The number of shares in the table reflects this limitation.


** RAB Capital Ltd. is the investment manager for RAB Europe Fund Ltd. and consequently has voting control and investment discretion over securities held by RAB Europe Fund Ltd. William Philip Richards and Michael Alen-Buckley control RAB Capital Ltd. RAB Capital Ltd., William Philip Richards and Michael Alen-Buckley disclaim ownership of the shares held by RAB Europe Fund Ltd.

***      Less than one percent.

(1) This column lists, for each Selling Shareholder, the number of shares of common stock, assuming the exercise of all Warrants exercisable by such Selling Shareholder on June 12, 2002, plus the shares of common stock already held by such Selling Shareholders on that date.

(2) This column lists each Selling Shareholder's portion, of the 3,065,000 shares of common stock potentially being offered by this prospectus.

     (3) This column assumes that all of the shares of common stock that are the subject of this prospectus and a prospectus dated February 25, 2002 will be sold. The percentage of shares beneficially owned after the offering is calculated, assuming the exercise of all Warrants exercisable by such Shareholder, by dividing the number of shares the Selling Shareholders beneficially owned, assuming the exercise of all exercisable Warrants, as of June 12, 2002, after it sells all of its shares of common stock offered by this prospectus and a prospectus dated June 12, 2002, if any, by the total number of shares of the company's common stock that are issued and outstanding as of March 31, 2002.

     (4) RAB Europe Fund Ltd., as of June 12, 2002, owned 3,471,160 shares of our common stock and owned Covertible Term Notes which could be converted into 4,770,000 shares of our common stock and Warrants exercisable for 2,500,000 shares of our common stock, provided that pursuant to the terms of the Warrants, we shall not effect any exercise of Warrants, and no Selling Shareholder shall have the right to exercise any Warrants, to the extent such exercise would cause such Selling Shareholder, together with its affiliates, to have acquired a number of shares of our common stock during the 60-day period ending on the date of conversion or exercise which, when added to the number of shares of our common stock held at the beginning to such 60-day period, would exceed 9.99% of the number of shares of our common stock then outstanding, excluding, for the purpose of such determination, shares of our common stock issuable upon exercise of the Warrants which have not been exercised. The number of shares beneficially owned by RAB Europe Fund Ltd., in the table above, reflects this limitation.

                              PLAN OF DISTRIBUTION

The shares offered by this prospectus may be sold from time to time by Selling Shareholders, who consist of the persons named under "Selling Shareholders" above and those persons' transferees, pledges, donees, or other successors in interest. The Selling Shareholders may sell any or all of their shares of common stock on the AMEX on any other national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, or in the over-the-counter market, at market or negotiated prices. The Selling
Shareholders may use any one or more of the following methods when selling shares:

o an exchange distribution in accordance with the rules of the applicable exchange;

o ordinary brokerage transactions and transactions in which the broker- dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;


o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o  privately   negotiated   transactions;

o  short  sales;

o broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

o a combination  of any such methods of sale;  and

o any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The Selling Shareholders may also engage in short sales, puts and calls and other transactions in our shares, whether on an exchange or over-the-counter, and may sell or deliver shares in connection with these trades. The Selling Shareholders may pledge their shares to their brokers under the margin provisions of customer agreements or grant a security interest in some or all of their shares to third parties. If a Selling Shareholder defaults on a margin loan, or if the Selling Shareholder defaults in the performance of its secured obligations, the broker or third party (as the case may be) may, from time to time, offer and sell the pledged shares pursuant to this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents, any discounts allowed to such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the

Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealer or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

If any Selling Shareholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file an amendment to this prospectus to name each of the participating broker-dealers; the number of shares involved; the price at which the shares were sold; the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable; a statement to the effect that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and any other facts material to the transaction.

We are paying all fees and expenses incident to the registration of the shares, and may pay fees and disbursements of one counsel for the Selling Shareholders. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We have agreed to keep the registration statement of which this prospectus constitutes a part effective until the earlier of the date all of the shares covered by this prospectus have been sold or the date on which all of such shares may be sold without restriction under Rule 144(k) under the Securities Act.


                                  LEGAL MATTERS

Jones Vargas of Las Vegas, Nevada has advised us with respect to the validity of the shares of common stock offered by this prospectus.


                                     EXPERTS

The consolidated financial statements of Lifestream Technologies, Inc. incorporated by reference in this Prospectus constituting a part of this Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                          DISCLOSURE OF SEC POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Board of Directors has resolved to provide indemnification for our directors and officers, to the fullest extent permitted under Nevada law, including in circumstances in which
indemnification  is  otherwise   discretionary  under  Nevada  law.  Insofar  as
indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.


                       WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the United States Securities and Exchange Commission ("SEC"). You may read and copy any of our SEC filings at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549. You may call the SEC at 1-800-732-0330 for further information about the public reference room. Our SEC filings also are available to the public on the SEC's website at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" information from certain of our other SEC filings. This means that we can disclose information to you by referring you to those other filings, and the information incorporated by reference is considered to be part of this prospectus.

In addition, certain information that we file with the SEC after the date of this prospectus will automatically update, and in some cases supersede, the information contained or otherwise incorporated by reference in this prospectus. We are incorporating by reference the information contained in the following SEC filings (File No. 000-29058):

o    Our Annual  Report on Form 10-KSB for the year ended June 30,  2001;
o Our Quarterly Reports filed on Form 10-QSB on May 15, 2002, February 14, 2002 and November 14, 2001;
o    Our Proxy filed on May 24, 2002;
o The description of our common stock contained in our Registration Statement on Form 8-A filed on October 6, 2000; and
o Any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (i) subsequent to the initial filing of this prospectus and prior to the date it is declared effective and (ii) subsequent to the date of this prospectus and prior to the termination of this offering. Information in these filings will be incorporated as of the filing date.

You may request copies of these filings, at no cost, by writing or telephoning us as follows:

                               Investor Relations
                          LIFESTREAM TECHNOLOGIES, Inc.
                         510 Clearwater Loop, Suite 101
                             Post Falls, Idaho 83854
                                 (208) 457-9409

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information contained in the registration statement. For further information about us and our common stock, you should read the registration statement and the exhibits filed with the registration statement.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses to be paid by the Registrant in connection with the issuance and distribution of the shares of common stock being registered. All amounts shown are estimates, except for the SEC registration fee. The Registrant will pay all expenses in connection with the distribution of the shares of common stock being sold by the Selling Shareholders (including fees and expenses of counsel for the Registrant), except for the underwriting discount and for legal fees of any counsel selected by any particular Selling Stockholder.


-------------------------------------------------------------------------------
Securities and Exchange Commission regististration fee                  $271.17
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
American Stock Exchange listing additional shares fee                 17,500.00
-------------------------------------------------------------------------------
Accounting fees and expenses                                           2,000.00
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Legal fees and expenses                                                2,500.00
-------------------------------------------------------------------------------

Printing, EDGAR formatting and mailing expenses                          500.00
-------------------------------------------------------------------------------
Miscellaneous                                                              0.00
-------------------------------------------------------------------------------
Total                                                                $22,771.17
-------------------------------------------------------------------------------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

(A) The Company is a Nevada corporation. Section 78.7502 of the Nevada Revised Statutes, provides in regard to indemnification of directors and officers that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(B) Section 78.7502 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

(C) Section 78.751 of the Nevada Revised Statutes, further provides that any discretionary indemnification under NRS 78.7502 unless ordered by a court or otherwise advanced pursuant to statute, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made either by the stockholders, by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or, under certain circumstances, by independent legal counsel in a written opinion. The statute provides that the corporate articles, bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. This right continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

(D) Section 78.752 of the Nevada Revised Statutes, provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who may be indemnified as set forth above or whether or not the corporation has the authority to indemnify him against such liability and expenses. Provided, however, no financial arrangement made for protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

(E) Section 6.1 of the by-laws of Lifestream provide that the corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Nevada, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.1, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor or corporation.

(F) Section 6.2 provides that the corporation shall have the power, to maximum extent and in the manner permitted by the General Corporation Law of Nevada, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.2, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

(G) Section 6.3 provides that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of Nevada.

The effect of these provisions would be to permit indemnification by the Company of, among other liabilities, liabilities arising under the Securities Act of 1933 (the "Securities Act").

ITEM 16. EXHIBITS

   EXHIBIT NO.                                         DESCRIPTION
-------------------------------------------------------------------------------

2.1  Exchange Agreement and Plan of Reorganization dated February 11, 1994 (1)

2.2 Agreement and Plan of Merger by and among Lifestream Technologies, Inc., Secured Interactive Technologies, Inc. and the Stockholders of Secured Interactive Technologies, Inc. dated June 24, 1999. (3)

4.1 Articles of Incorporation of Utah Coal and Chemicals Corporation (now known as Lifestream Technologies, Inc.) filed with the Nevada Secretary of State on April 16, 1979 (1)

4.2 Amendment to the Articles of Incorporation of Utah Coal and Chemicals Corporation (now known as Lifestream Technologies, Inc.) filed with the Nevada Secretary of State on October 16, 1987. (2)

4.3 Amendment to the Articles of Incorporation of Utah Coal and Chemicals Corporation (now known as Lifestream Technologies, Inc.) filed with the Nevada Secretary of State on February 14, 1994. (1)

4.4  By-laws of Lifestream Technologies, Inc. (1)

4.5  Form  of  Warrant  to  Purchase   Shares  of  Common  Stock  of  Lifestream
     Technologies, Inc. (4)

5.1  Opinion of Jones Vargas (5)

23.1 Consent of BDO Seidman, LLP

23.2 Consent of Jones Vargas (included in its opinion filed as Exhibit 5.1 hereto) (5)

24.1 Power of  Attorney

 ------------------------

(1) Filed as an Exhibit to Lifestream's Form 10K-SB filed with the Securities and Exchange Commission on December 26, 1996 (SEC File No. 000-29058) and incorporated herein by reference.

(2) Filed as Exhibit to Lifestream's Form 8-A12B filed with the Securities and Exchange Commission on October 6, 2000 and incorporated herein by reference.

(3) Filed as an Exhibit to Lifestream's Form 8-K on September 1, 1999 and incorporated herein by reference.

(4) Filed as an Exhibit to Lifestream's Form S-3 on October 31, 2001 and incorporated herein by reference.

(5)  To be filed by amendment.

ITEM 17. UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) To include any prospectus required pursuant to Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)To  include  any  material   information   with  respect  to  the  plan  of
     distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration, by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference to the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Post Falls, State of Idaho, June 19, 2002.

                            LIFESTREAM TECHNOLOGIES, INC.

                            By: /s/ Christopher Maus
                                ---------------------------------------
                                Christopher Maus, President,
                                Chief Executive Officer and
                                Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, as of June ___, 2002.


 SIGNATURE                   DATE                              TITLE




/s/ Christopher Maus      June 19, 2002.     President, Chief Executive Officer,
--------------------                         Chairman of the Board, and Director
Christopher Maus                             (Principal Executive Officer)



/s/ Brett Sweezy         June 19, 2002.      Chief Financial Officer
------------------                           (Principal Financial Officer)
Brett Sweezy


*                        June 19, 2002.      Secretary, Treasurer, and Director
------------------                           (Principal Financial and Accounting
                                             Officer)
Robert Boyle

                         June ___, 2002.     Director
------------------
Michael Crane


*                        June 19, 2002.     Director
------------------
William Gridley

*
-------------------      June 19, 2002.     Director
David M. Hurley


--------------------     June ___, 2002.    Director
Boyd D. Lyles, Jr.


* By: /s/Christopher Maus
      --------------------
      Attorney-in-Fact                                                       29

                                  EXHIBIT INDEX

    EXHIBIT NO.                          DESCRIPTION
--------------------- ---------------------------------------------------------


2.1  Exchange Agreement and Plan of Reorganization dated February 11, 1994 (1)



2.2 Agreement and Plan of Merger by and among Lifestream Technologies, Inc., Secured Interactive Technologies, Inc. and the Stockholders of Secured Interactive Technologies, Inc. dated June 24, 1999. (3)


4.1 Articles of Incorporation of Utah Coal and Chemicals Corporation (now known as Lifestream Technologies, Inc.) filed with the Nevada Secretary of State on April 16, 1979 (1)


4.2 Amendment to the Articles of Incorporation of Utah Coal and Chemicals Corporation (now known as Lifestream Technologies, Inc.) filed with the Nevada Secretary of State on October 16, 1987. (2)


4.3 Amendment to the Articles of Incorporation of Utah Coal and Chemicals Corporation (now known as Lifestream Technologies, Inc.) filed with the Nevada Secretary of State on February 14, 1994. (1)


4.4  By-laws of Lifestream Technologies, Inc. (1)


4.5  Form  of  Warrant  to  Purchase   Shares  of  Common  Stock  of  Lifestream
     Technologies, Inc. (4)


5.1  Opinion of Jones Vargas (5)


23.1 Consent of BDO Seidman, LLP

23.2 Consent of Jones Vargas (included in its opinion filed as Exhibit 5.1 hereto) (5)


24.1 Power of Attorney

---------------
(1) Filed as an Exhibit to Lifestream's Form 10K-SB filed with the Securities and Exchange Commission on December 26, 1996 (SEC File No. 000-29058) and incorporated herein by reference.

(2) Filed as Exhibit to Lifestream's Form 8-A12B filed with the Securities and Exchange Commission on October 6, 2000 and incorporated herein by reference.

(3) Filed as an Exhibit to Lifestream's Form 8-K on September 1, 1999 and incorporated herein by reference.

(4) Filed as an Exhibit to Lifestream's Form S-3 on October 31, 2001 and incorporated herein by reference.

(5) To be filed by amendment.

                                                                              30